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                                                                       Exhibit 1
                                                                       ---------

                             Joint Filing Agreement



         The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Agribrands International, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated: September 8, 2000                     THIRD POINT MANAGEMENT
                                               COMPANY L.L.C.


                                               By: /s/ Daniel S. Loeb
                                                   -----------------------------
                                               Name:  Daniel S. Loeb
                                               Title: Managing Member


Dated: September 8, 2000                     /s/ Daniel S. Loeb
                                             -----------------------------------
                                               Daniel S. Loeb